UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
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☒ Definitive Information Statement

WORLD WIDE MOTION PICTURES CORPORATION
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
WORLD WIDE MOTION PICTURES CORPORATION
Executive Offices
2120 Main St., Suite 180
Huntington Beach, CA 92648
Telephone (714) 960-7264

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about February 1, 2006 to the holders of record as of the close of business on December 30, 2005 of the common stock of World Wide Motion Pictures Corporation ("WWMPC").

WWMPC's Board of Directors has unanimously approved, and stockholders owning 19,988,220 shares of the 29,225,152 shares of WWMPC's common stock (the "Common Stock") outstanding as of December 30, 2005, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of 68.39% of the total number of shares of outstanding Common Stock and are sufficient under Section 407 of the Michigan Business Corporation Act and Article VII, Section 6 of WWMPC's Articles of Incorporation to approve the action. Accordingly, the action will not be submitted to the other stockholders of WWMPC for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and the provisions of the Michigan Business Corporation Act.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

WWMPC will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. WWMPC will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of WWMPC's Common Stock.

WWMPC will only deliver one Information Statement to multiple security holders sharing an address unless WWMPC has received contrary instructions from one or more of the security holders. Upon written or oral request, WWMPC will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

WORLD WIDE MOTION PICTURES CORPORATION
2120 Main St., Suite 180
Huntington Beach, CA 92648
Telephone (714) 960-7264
Attn: Larry Epstein, Esq.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to WWMPC's Articles of Incorporation and Section 407 of the Michigan Business Corporation Act, a vote by the holders of at least a majority of WWMPC's outstanding capital stock is required to effect the action described herein. WWMPC's Articles of Incorporation does not authorize cumulative voting. As of the record date, WWMPC had 29,225,152 voting shares of Common Stock outstanding of which 14,612,577 shares are required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 19,988,220 shares of WWMPC's Common Stock as of December 30, 2006, the Record Date, which represents 68.39% of the outstanding shares of WWMPC's Common Stock. Pursuant to Section 407 of the Michigan Business Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated January 20, 2006, attached hereto as Exhibit A. No consideration was paid for the consents.

SUMMARY TERM SHEET

The following are the material terms of the Share Exchange Agreement between WWMPC and Buckeye Ventures, Inc. Specific reference is made to the disclosure under "Change in Control" and "Material Terms of  Share Exchange Agreement" below for a more detailed discussion of the Agreement and the events that will occur as a result of the Agreement.

>    On October 14, 2005,  based upon the consent of WWMPC shareholders owning 68.39% of WWMPC outstanding shares of common stock and the approval of WWMPC's Board of Directors, WWMPC entered into a Share Exchange Agreement (the "Agreement") with  Buckeye Ventures, Inc., a Nevada corporation ("Buckeye"), pursuant to which Buckeye shareholders have been issued or will be issued a total of  79,792,001 restricted  shares of WWMPC Common Stock (80% of the outstanding stock) and 796,869 shares of preferred stock (80% of the outstanding preferred stock) in exchange for all Buckeye shares.
>    Buckeye will be in control of WWMPC and will control the Board of Directors of WWMPC.
>    WWMPC will change its name to Buckeye Ventures, Inc. and the present business of WWMPC will be operated as a subsidiary under the name World Wide Motion Pictures Corporation.
>    The business of WWMPC upon the closing shall be that of Buckeye, which was organized by Buckeye's principal Executive Officers, Alan Mintz and Larry Weinstein, for the purpose of acquiring and operating businesses in the Heating Ventilation and Air Conditioning (HVAC) and plumbing service industries.
>    Buckeye has acquired its first residential home services provider, located in Boston, which has approximately $4.7 million in annual revenues, and also has signed letters of intent to acquire companies in San Diego, Tampa and Las Vegas.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Pursuant to the terms of the Share Exchange Agreement, Paul D. Hancock will have his employment agreement with WWMPC renegotiated, and he will become the Chief Executive Officer and President and be authorized to designate the Board of Directors of World Wide Entertainment, Inc., WWMPC's subsidiary, which shall change its name to World Wide Motion Pictures Corporation, and the present business of WWMPC shall be operated in the newly named subsidiary.

No other person contemplated in this transaction has any direct or indirect material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party:

(a) any Director or Officer of the Company;
(b) any proposed Director or Officer of the Company;
(c) any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company's Common Stock; or
(d) any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a Director or Officer of any parent or subsidiary.

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS' RIGHT OF APPRAISAL

Rights of Dissenting Shareholders

Because the Company is a Michigan corporation, each shareholder of the Company who does not wish to consent to the Share Exchange, may by complying with Sections 761 through 774 (inclusive) of the Michigan Business Corporation Act (the "MBCA"), be entitled to dissenters' rights as described herein. All of the Company's shareholders who desire to pursue their dissenters' rights under the MBCA should follow the procedures to perfect such rights as described below and the applicable statutory provisions attached hereto as Exhibit B.

IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE MBCA RELATING TO DISSENTERS' RIGHTS, ANY SHAREHOLDER WHO IS CONSIDERING EXERCISING DISSENTERS' RIGHTS SHOULD READ THE APPLICABLE PROVISIONS CAREFULLY AND CONSULT HIS OR HER LEGAL ADVISOR.

A shareholder who perfects his or her dissenters' rights, if any, will probably recognize gain or loss in an amount equal to the difference between the "amount realized" and the shareholder's adjusted tax basis in the Company's capital stock.

Under the MBCA, any shareholder may dissent from the Share Exchange and elect to receive payment of the "fair value" of that shareholder's shares, provided that the shareholder complies with the provisions of the MBCA.  Those shares would then be cancelled.

Section 761(d) of the MBCA defines "fair value" with respect to a dissenter's shares as the value of the shares immediately before the effectuation of the Share Exchange, excluding any appreciation or depreciation in anticipation of the Share Exchange, unless exclusion would be inequitable.

The following is not a complete description of the MBCA relating to dissenters' rights. More detailed and complete information regarding dissenters' rights can be found in Sections 761 through 774 (inclusive) of the MBCA, a copy of which is attached hereto as Exhibit B. You should review this summary and Exhibit B carefully if you wish to exercise dissenters' rights, because failure to comply with the required procedures within the specified timeframe will result in loss of your dissenters' rights.

Pursuant to Section 761(d) of the MBCA, if a proposed corporate action creating dissenters' rights (such as the Share Exchange) is taken by written consent of the shareholders, the corporation must notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them a dissenters' notice.  That dissenters' notice must be sent not later than 10 days after the effectuation of the corporate action (the Share Exchange) and must: (i) state where the demand of payment must be sent and where and when certificates, if any, for shares must be deposited, (ii) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action (the Share Exchange) and requires that the person asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares before that date, (iv) set a date by which the corporation must receive the demand for payment, which may not be less than 30 days and no more than 60 days after the date the notice is delivered, and (v) enclose a copy of Sections 761 through 774 (inclusive) of the MBCA. Michigan law does not provide that a shareholder's failure to consent to the proposed Share Exchange will be deemed a waiver of that shareholder's dissenter's rights.

This information statement and the notice attached hereto shall constitute notice to you of the availability of dissenters' rights under Section 762 of the MBCA, a copy of which is attached as Exhibit B to this information statement.

Holders of shares of the Company's capital stock who desire to exercise their dissenters' rights must, on or before March 3, 2006 (30 days after the date of mailing of this notice) deliver to the Company: (1) a written demand for payment to the Company (using the Dissenters' Rights Demand Form attached as Exhibit C) and (2) the certificates for all of the shares of stock set forth in that demand.  The Dissenters' Rights Demand Form and those certificates should be mailed or delivered to World Wide Motion Pictures Corporation, 2120 Main St., Suite 180, Huntington Beach, CA 92648.  Those items will need to be received by the Company on or before March 3, 2006 or the right to dissent with respect to those shares will be lost. As provided by Section 766(c) of the MBCA, the Dissenters' Rights Demand Form requires a dissenting shareholder to certify whether or not those shares were acquired before October 18, 2005, the date of the first announcement to news media or to shareholders of the terms of the proposed Share Exchange.

A person having a beneficial interest in shares of the Company's capital stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect dissenters' rights. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the demand must be executed by or for the record owner.  If a shareholder holds shares of the Company's stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for dissenters' rights with respect to those shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of the Company's stock as a nominee for others, may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which that person is the record owner. In that case, the written demand must set forth the number of shares covered by that demand and the names and addresses of each beneficial shareholder on whose behalf the demand is being made.

Unless a shareholder acquired his or her shares on or after October 18, 2005 (the date of the first announcement to news media or to shareholders of the terms of the proposed Share Exchange), the Company must calculate the fair value of the shares plus interest, and within 7 days of the date the Company receives the demand, pay this amount to the dissenting shareholders who properly exercised dissenters' rights and deposited certificates with the Company. The payment must be accompanied by (i) the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that fiscal year, a statement of changes in shareholders' equity for such fiscal year, and the latest interim financial statements, (ii) a statement of the Company's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, and (iv) a statement of dissenters' rights to demand payment.

The Company has already determined that, in its opinion, the fair value of the Company's common stock to be paid to persons who exercise their dissenters' rights is $0.03 per share.

Within 30 days of the time the Company pays or offers to pay a dissenting shareholder for his or her shares, the dissenting shareholder has the right to challenge the Company's calculation of the fair value of the shares and interest due, and must notify the Company by demand in writing of the amount that the dissenting shareholder believes to represent the true fair market value of and interest due on the shares. If the Company and the dissenting shareholder are unable to settle on an amount, the Company shall commence a proceeding within 60 days after receiving the demand from the dissenting shareholder and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, the Company is obligated to pay the dissenting shareholder the amount demanded less any amount already paid to the dissenting shareholder, plus interest. All dissenting shareholders are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously paid, with interest.

SHAREHOLDERS CONSIDERING EXERCISING THEIR DISSENTERS' RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTIONS 761 THROUGH 774 (INCLUSIVE) OF THE MICHIGAN BUSINESS CORPORATION ACT COULD BE MORE THAN, THE SAME AS OR LESS THAN THE PRICE AT WHICH THEY MAY BE ABLE TO SELL THEIR SHARES IN A PUBLIC OR PRIVATE SALE IF THEY DID NOT EXERCISE THOSE DISSENTERS' RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTIONS 761 THROUGH 774 (INCLUSIVE) OF THE MICHIGAN BUSINESS CORPORATION ACT WILL RESULT IN THE LOSS OF A SHAREHOLDER'S STATUTORY DISSENTERS' RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of December 30, 2005, certain information regarding the ownership of WWMPC's capital stock by each Director and/or Executive Officer of WWMPC, each person who is known to WWMPC to be a beneficial owner of more than 5% of any class of WWMPC's voting stock, and by all Officers and Directors of WWMPC as a group. Unless otherwise indicated below, to WWMPC's knowledge, all persons listed above have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of WWMPC Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 30, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 29,225,152 shares of the Common Stock outstanding on a fully diluted basis, as of December 30, 2005.

Name and Affiliation	Shares Beneficially Held	Percent of Class
James J. Aitken, CPA, Vice President, Director 12199 55th Ave. Remus, MI 49340	200,000	0.68%
Charles C. Bailey, Chairman of the Board 14250 Royal Harbour Court Fort Myers, FL 33908	150,000	0.51%
Fred Baron, Director 531 N. Lillian Way Los Angeles, CA 90004	80,000	0.27%
Robert E. Capps, Jr., Director c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	318,750	1.09%
Larry Epstein, Esq., Secretary and Director 11733 Baird Ave. Northridge, CA 91326	405,333	1.39%
Linda Fausey, Esq., Director 328 N. Walnut Lansing, MI 48933	50,000	0.17%
John D. Foley, Director c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	100,000	0.34%
Paul D. Hancock, President/C.E.O and Director 6246 Seabourne Drive Huntington Beach, CA 92648	10,863,384	37.17%
George T. Lindsey, Vice President and Director 3218 S. 101st St. Omaha, NE 68124	138,550	0.47%
Robert Lisnow, Esq., Director 10866 Wilshire Blvd. Los Angeles, CA 90024	45,000	0.15%
Charles Newirth, Director c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	75,000	0.26%
Lewis O'Neil, Director c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	100,000	0.34%
John R. Woodward, Vice President and Director 850 Alabama Dr., Rte. 2 Lone Pine, CA 93545	160,014	0.55%
A. Robert Sobolik, Executive Vice President, Treasurer and Director 132 Ascot Place Grass Valley, CA 95940	150,000	0.51%
Shirley M. Curtis, Director 5459 E. Suncrest Road Anaheim, CA 92807	40,000	0.14%
Alex Trebek, Director c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	70,000	0.24%
Benjamin Whitfield, Jr., Esq., Director 9000 E. Jefferson Detroit, MI 48214	61,200	0.21%
Brian J. Patnoe, Beneficial Owner c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	1,202,300	4.11%
Richard W. Linford, Trustee, Beneficial Owner [FBO APFS & WWMPC RE: 9/10/04 MOU] c/o 2120 Main St., Suite 180 Huntington Beach, CA 92648	1,500,000	5.13%
All Officers and Directors as a group (17 people)	13,007,231	44.51%

CHANGE IN CONTROL

On October 14, 2005, WWMPC entered into a Share Exchange Agreement (the "Agreement") with Buckeye Ventures, Inc., a Nevada corporation ("Buckeye") which action was taken by the unanimous approval of the Board of Directors and based upon the consent of the holders of a majority of the Company's Common Stock. Pursuant to the Agreement, the Company will issue upon closing a total of 79,792,001 restricted shares of the Company's Common Stock and 796,869 shares of preferred stock, representing 80.0% of the Company's outstanding common stock and preferred stock on such date, to Buckeye's shareholders in exchange for all outstanding shares of Buckeye. As a result of the Agreement, the shareholders of Buckeye will become the holders of the majority of the outstanding shares of common stock and preferred stock of the Company and will be in control of the Company. At the closing of the Agreement, the majority of the Company's Board of Directors consisting of Charles Bailey, A. Robert Sobolik, Larry Epstein, John R. Woodward, George T. Lindsey, John D. Foley, Robert E. Capps, Jr., Lewis O'Neil, Benjamin Whitfield Jr., Alex Trebek, Shirley M. Curtis, Robert Lisnow, Fred Baron, Charles Newirth, Linda Fausey will have resigned, except Paul D. Hancock, Larry Epstein and James J. Aitken who will remain on the Board of Directors.

At that time Alan Mintz, Larry Weinstein, Alfred Roach and Adam Taylor will be elected as new Officers and Directors and shall together with Paul Hancock, Larry Epstein and James J. Aitken constitute the entire Board of Directors. Upon the closing of the Agreement, the Company will change its name to Buckeye Ventures, Inc. and the present business of the Company will be operated as a subsidiary under the name World Wide Motion Pictures Corporation. Commensurate with this action, the resigning Board members will be reinstated as members of the Board of Directors of the subsidiary. Because of the execution of the Agreement and the change in the composition of our Board of Directors there will be a change in control of our company on the date the transactions are completed.

As of December 30, 2005, we had outstanding 29,225,152 shares of Common Stock, our only class of voting securities that would be entitled to vote for Directors at a stockholders meeting if one were to be held. Each share of Common Stock is entitled to one vote. As a condition to the Agreement, the consent of a majority of shareholders holding at least 14,612,577 shares or greater than 50% of the Common Stock of the Company would be required to approve the Agreement pursuant to Michigan law. Shareholders holding 19,988,220 shares or 68.39% of the outstanding shares have executed consents.

Pursuant to the terms of the Agreement, the Company has agreed at the closing, which shall be at least ten (10) days after the filing of this Information Statement, to elect Alan Mintz, Larry Weinstein, Alfred Roach and Adam Taylor to the Company's Board of Directors, and to accept the resignations of Charles Bailey, A. Robert Sobolik, John R. Woodward, John R. Woodward, George T. Lindsey, John D. Foley, Robert E. Capps, Jr., Lewis O'Neil, Benjamin Whitfield Jr., Alex Trebek, Shirley M. Curtis, Robert Lisnow, Fred Baron, Charles Newirth, Linda Fausey as Officers and Directors. These changes to the Board of Directors and Officers of the Company will not take effect until at least ten (10) days after this Information Statement has been filed with the Securities and Exchange Commission and mailed or delivered to all Company shareholders and the corresponding Schedule 14f-1 is mailed to shareholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

PAST CONTACTS, NEGOTIATIONS AND AGREEMENTS

In May 2004, Buckeye's principals, Alan Mintz and Larry Weinstein developed their business plan to acquire Heating Ventilation and Air Conditioning (HVAC) and plumbing residential service companies which would be consolidated into a national provider of such services. WWMPC's president, CEO and a Director, Paul D. Hancock, and Alan Mintz, Buckeye's president, CEO and Chairman, have known each other professionally since 1990. They met in connection with the business of WWMPC and various individual feature film projects. In June 2004, Messrs. Hancock and Mintz first discussed the business plan of Mr. Mintz related to the consolidation of HVAC and plumbing service companies into a national company with brand name recognition. Mr. Hancock learned from Mr. Mintz of his more than 35 years working in many areas of the HVAC industry, serving as an HVAC contractor, as a mergers and acquisitions consultant to the HVAC industry, later serving as Western Regional Vice President for ARS, one of the nation's first HVAC consolidators and serving as senior vice president for Blue Dot Services, a subsidiary of Northwestern Public Services where he was responsible for the acquisition for Blue Dot of over 100 HVAC/plumbing service companies representing more than $500 million in annual revenue.

During the six month period from June 2004 through December 2004, Messrs. Hancock and Mintz met regularly at the offices of WWMPC in Huntington Beach, CA and at Mr. Mintz's office in Newport Beach, CA, discussing the possibility of merging the HVAC/plumbing consolidator business of Mr. Mintz with WWMPC and continuing to operate WWMPC's long-established entertainment business in conjunction with the divirsified enterprise. These discussions addressed the possible advantages to WWMPC shareholders of being divirsified as part of a consistently growing HVAC/plumbing consolidator business with a potentially significant revenue stream derived from the consolidation of several regional HVAC/plumbing businesses as compared to the fluctuating revenues generated by WWMPC's present entertainment business. On August 10, 2004, WWMPC issued a press release announcing that its Board of Directors approved an aggressive plan of accelerated negotiations for several possible merger and acquisition candidates and accordingly disclosed the progress in the company's 10QSB and 10KSB filings. Subsequently WWMPC explored and entered into negotiations with certain candidates in contemplation of a merger or acquisition with one of the many suitors that approached the company in that regard. In September 2004, WWMPC signed a Memorandum of Understanding with one of the candidates other than Buckeye. That candidate failed to provide satisfactory information in response to the company's due diligence inquiries; consequently, that memorandum was allowed to expire in December 2004. WWMPC and Mr. Mintz negotiated a non-binding Letter of Understanding which was signed on January 13, 2005, and then followed by due diligence by the parties. During the due diligence process, Mr. Mintz began negotiations with several HVAC/plumbing service companies.

In June 2005, Mr. Mintz and Mr. Larry Weinstein, Buckeye's Secretary and a Director, formed Buckeye Ventures, Inc., a Nevada corporation, to serve as the entity through which the consolidation of the HVAC/plumbing service companies would occur. From June 2005 through September 17, 2005 the principals of WWMPC and Buckeye met at the offices of WWMPC and Buckeye. On September 17, 2005, the Board of Directors of WWMPC met and all of the Directors present at the meeting voted unanimously in favor of the proposal related to the transaction between WWMPC and Buckeye. On October 14, 2004, WWMPC and Buckeye signed a Share Exchange Agreement, as more fully discussed in "Material Terms of Share Exchange Agreement" in Action I below.

SELECTED FINANCIAL DATA

WORLD WIDE MOTION PICTURES CORPORATION & SUBSIDIARIES

	Year Ended December 31
	2004	2003	2002	2001	2000
Operating Revenues	$42,254	$16,000	$24,804	$201,255	$91,978
Income (loss) from continuing operations	(73,173)	(6,356,858)**	(37,382)	62,403	(228,171)*
Income (loss) from continuing operations per common share	(0.00)	(0.51)	(0.00)	0.01***	(0.02)***
Cash dividends declared per common share	$ -	$ -	$ -	$ -	$ -
	As Of December 31
	2004	2003	2002	2001	2000
Total Assets	$4,398,365	$4,365,385	$10,715,202	$9,910,773	$10,880,047
Long-term Obligations and redeemable preferred stock	$ -	$ -	$ -	$ -	$ -

Notes:

      * includes inventory write-down

    ** includes substantial inventory write-down

  *** as adjusted for 1 for 5 reverse stock split in 2001

**** World Wide Motion Pictures Corporation herein incorporates by reference its SEC EDGAR Filings 10KSB 12/31/04and 10QSB 9/30/05

PRO FORMA INFORMATION

WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
Pro Forma Information
(Unaudited)
	World Wide Motion Pictures Corporation and Subsidiaries (Historical)	Buckeye Ventures, Inc. and Subsidiary (A) (Historical)	Pro Forma Adjustments	Pro Forma Combined World Wide Motion Pictures Corporation and Subsidiaries
Nine Months Ended September 30, 2005
Operating Revenues	$ 24,459	$ 790,367	$ -	$ 814,826
Income (loss) from continuing operations	$ (60,378)	$ 868	$ -	$ (59,510)
Income (loss) from continuing operations per common share	$ (0.00)	$ 0.00	$ (0.00)	$ (0.00)
Cash dividends per common share	$ -	$ -	$ -	$ -
As Of September 30,2005
Total Assets	$ 4,352,419	$ 878,682	$ -	$ 5,231,101 (B)
Long-term Obligations and Redeemable Preferred Stock	$ -	$ -	$ -	$ -
Book value per share	$0.18	$0.00	$(0.14)	$0.04

Notes:
(A) Buckeye Ventures, Inc. ("Buckeye") was incorporated on June 24, 2005.
    On August 1, 2005, Buckeye acquired a subsidiary Heating & Air
    Conditioning Services, Inc. ("HAC") for $200,000 cash.
    The historical income from continuing operations of Buckeye includes
    HAC's operations from the date of its acquisition on August 1, 2005.

(B) Excludes any goodwill which may be recorded using "reverse purchase"
     accounting for World Wide Motion Pictures Corporation's acquisition of Buckeye.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of WWMPC's Board of Directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
RATIFICATION OF SHARE EXCHANGE AGREEMENT

MATERIAL TERMS OF THE SHARE EXCHANGE AGREEMENT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, with respect to the Share Exchange Agreement dated October 14, 2005 between WWMPC and Buckeye Ventures, Inc. and the shareholders of Buckeye, whereby the shareholders of Buckeye would receive at least 80% of the outstanding common Stock of WWMPC in exchange for all of the shares of Buckeye's capital stock. As a result of the transactions undertaken pursuant to the Share Exchange Agreement, the current shareholders of Buckeye would gain control of WWMPC and Buckeye would become a wholly-owned subsidiary of WWMPC. Upon the closing of the Share Exchange Agreement, the present business of WWMPC and that of its subsidiaries will be operated in WWMPC's subsidiary, World Wide Entertainment, Inc., which shall change its name to World Wide Motion Pictures Corporation and WWMPC shall change its name to Buckeye Ventures, Inc. Information regarding the change in the constitution of the WWMPC Board of Directors is set forth under "Changes In Control" above.

Upon the closing of the Share Exchange Agreement, the principal business of WWMPC shall be that of Buckeye. Buckeye was formed by Alan Mintz and Larry Weinstein for the purpose of acquiring and operating businesses in the HVAC and plumbing industry. Buckeye's objective is to create a national brand for the consumer in their industry. Buckeye plans to acquire, integrate and grow these residential service companies using established systems and procedures to be carried out by an experienced management team. Buckeye believes that these low risk, high margin businesses will benefit from best practices and synergies of multiple locations and realize significant appreciation in a relatively short period of time.

Buckeye acquired its first residential service location in Boston, which has approximately $4.7 million in annual revenues, and also has signed letters of intent to acquire companies in San Diego, Tampa and Las Vegas. Negotiations are underway to acquire additional businesses in Phoenix, Tucson, Sacramento and San Francisco with combined annual revenues in excess of $35 million. Buckeye has assembled a management team that includes experienced executives and operators in this industry, with years of combined experience on the  management and operations side of large multi-location companies. The market for these residential HVAC and plumbing service businesses, while currently a very fragmented industry, is estimated to be a $50 billion dollar industry. The Company's plan is to seek to become a significant factor in the industry by providing many small and mid-sized local and regional operators with the opportunity to become part of a growing national conglomerate that is a public reporting company. Buckeye's management team has the expertise to consolidate its planned and future acquisitions and develop effective and cost efficient ways of working within this industry. Buckeye has devoted more that a year and a half developing the underlying model including the addition of key executives, securing early acquisitions and building strong industry relationships that puts Buckeye in a position for profitable growth.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Share Exchange Agreement does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE SHARE EXCHANGE AGREEMENT.

No gain or loss should be recognized by a stockholder as a result of the Share Exchange Agreement; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Share Exchange Agreement will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Share Exchange Agreement will include the period during which the stockholder held the shares surrendered as a result of the exchange. WWMPC's views regarding the tax consequences of the exchange are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the exchange may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
WORLD WIDE MOTION PICTURES CORPORATION
a Michigan Corporation

RESOLUTION 3

WORLD WIDE MOTION PICTURES CORPORATION

BOARD OF DIRECTORS MEETING

and/or

(Action of Board or Committee by consent)

DATE:           September 17, 2005

TITLE:           "RESOLUTION ESTABLISHING THE SHARE EXCHANGE EVALUATION COMMITTEE AND AUTHORIZING THE PROPOSED SHARE EXCHANGE"

RESOLVED, that the Board of Directors establish an ad hoc committee of the Board (the "Share Exchange Evaluation Committee") to negotiate with Buckeye Ventures, Inc. and Allan Mintz and Larry Weinstein regarding the terms of a Share Exchange between Buckeye Ventures, Inc. ("Buckeye"), the shareholders of Buckeye and the Company whereby the shareholders of Buckeye would receive at least 80% of the Company's outstanding capital stock in exchange for all the shares of Buckeye's capital stock.  The Share Exchange Evaluation Committee will serve until the closing or termination of the proposed transaction with Buckeye and its shareholders and will have such powers and authority as delegated to it by the Board.  The Share Exchange Evaluation Committee will receive and review all due diligence materials provided by Buckeye regarding its current and proposed operations and financial condition so that the members of that Committee can evaluate the merits of the proposed transaction with Buckeye.

FURTHER RESOLVED, the following initial persons are appointed to the Share Exchange Evaluation Committee and other persons as determined by the Executive Committee:

                 Paul D. Hancock          A. Robert Sobolik

                       Charles C. Bailey         Larry Epstein, Esq.

                       James J. Aitken            Benjamin Whitfield, Jr., Esq.

                       Robert Lisnow, Esq.

FURTHER RESOLVED, subject to the approval of the Share Exchange Evaluation Committee, the President is authorized to sign the Share Exchange Agreement between the Company, Buckeye, and the Buckeye Shareholders (the "Buckeye Share Exchange Agreement") in the form provided to the Board together with such further changes as approved by the Share Exchange Evaluation Committee.  The Buckeye Share Exchange Agreement will provide for the Exchange to be approved by a majority of the Company's shareholders before the Exchange becomes effective.

The President and other Officers of the Company are authorized to take other action as necessary to carry out the terms of the Buckeye Share Exchange Agreement, subject to the terms and conditions set forth therein.

FURTHER RESOLVED, subject to approval by a majority of the Company's shareholders, amendments are authorized to the Company's Articles of Incorporation to change the name of the Company to "Buckeye Ventures, Inc" or another name designated by Buckeye and/or to change the Corporation's State of Incorporation and/or to increase the number of common and/or preferred shares authorized to issue by the Corporation.  Such amendments shall only become effective upon the closing of the Share Exchange with the Buckeye Shareholders (the "Effective Date").

FURTHER RESOLVED, the Share Exchange Evaluation Committee is authorized to negotiate with Paul Hancock regarding: (1) amendment and/or restatement of his employment agreement and (2) the cancellation and/or transfer of some of his shares to enable enough authorized but unissued shares to be available for issuance pursuant to the Buckeye Share Exchange Agreement.  The Officers of the Company are authorized to sign that amended and/or restated employment agreement and cancel those shares.

FURTHER RESOLVED, the Share Exchange Evaluation Committee is authorized to make arrangements for any needed shareholder meeting to vote upon the Buckeye Share Exchange Agreement and the matters contemplated therein, including establishing any record date.

FURTHER RESOLVED, the Officers of the Corporation are authorized to participate in the preparation of a proxy statement or information statement to be filed with the SEC and then mailed to the Company's shareholders with respect to the following proposals: (1) approval of the Buckeye Share Exchange Agreement and the transactions set forth therein; (2) approval of the change in the name of the Company; (3) election of the Buckeye nominees to the Company's Board of Directors;  change in State of Incorporation; change in number of shares authorized; and (4) such other matters as the Share Exchange Evaluation Committee believes should be submitted to the Company's shareholders.  The items set forth in (2) and (3) will be subject to the consummation of the share exchange set forth in the Buckeye Share Exchange Agreement.

CONSENT RESOLUTIONS
OF SHAREHOLDERS OF
WORLD WIDE MOTION PICTURES CORPORATION

       The undersigned, being a Shareholder of World Wide Motion Pictures Corporation, a Michigan corporation (the "Company"), hereby adopts the following resolutions without a meeting pursuant to the provisions of Section 407 of the Michigan Business Corporation Act and ArticleVII, Section (6) of the Company's Articles of Incorporation.

       WHEREAS, the Company has negotiated and entered into a Share Exchange Agreement dated October 14, 2005 (the "Share Exchange Agreement") between the Company, Buckeye Ventures, Inc. ("Buckeye") and the shareholders of Buckeye whereby the shareholders of Buckeye would receive at least 80% of the Company's outstanding capital stock in exchange for all the shares of Buckeye's capital stock.  As a result of the transactions to be undertaken pursuant to the Share Exchange Agreement, the current shareholders of Buckeye would gain control of the Company and Buckeye would become a wholly owned subsidiary of the Company.

       WHEREAS, the Share Exchange Agreement also provides for the name of the Company and its State of Incorporation to be changed and for the persons designated by Buckeye to be elected to the Company's Board of Directors.

       IT IS HEREBY RESOLVED, that the actions of the Company's Officers and Directors in negotiating and entering into the Share Exchange Agreement with Buckeye and its Shareholders, are approved.

       FURTHER RESOLVED, that the Officers of the Company are authorized to sign any amendments to the Share Exchange Agreement that may be determined by the Directors of the Company to be in the best interests of the current Shareholders of the Company.

       FURTHER RESOLVED, that the Officers and Directors of the Company are authorized to issue the shares of the Company's capital stock, execute all documents and agreements and take all other actions required to carry out the transactions contemplated by the Share Exchange Agreement, subject to the terms and conditions set forth therein.

       FURTHER RESOLVED, that effective after the closing of the transactions contemplated by the Share Exchange Agreement (the "Effective Date"), the following persons shall be elected to the Company's Board of Directors to serve for the term set forth below:
Name	Term Expires
Paul Hancock	2008
Alan Mintz	2008
Larry Weinstein	2007
Larry Epstein, Esq.	2007
Al Roach, Esq.	2006
Adam Taylor	2006

FURTHER RESOLVED, that effective upon the Effective Date, the Company's Articles of Incorporation shall be amended to change the name of the Company to "Buckeye Ventures, Inc." or another name selected by the Company's Board of Directors.

FURTHER RESOLVED, that if it is in the best interest of the Corporation, the Board of Directors is authorized to change the State of Incorporation.

FURTHER RESOLVED, that effective upon the Effective Date the name of the subsidiary corporation, World Wide Entertainment, Inc. shall be changed to World Wide Motion Pictures.

FURTHER RESOLVED, that the Board of Directors is authorized to transfer all of the assets and liabilities of the Company to the motion picture subsidiary if they determine that it would be in the best interest of the Company and its Shareholders.

FURTHER RESOLVED, that effective upon the Effective Date the members of the Board of Directors who have not resigned are removed except Paul D. Hancock, Larry Epstein and James J. Aitken.

FURTHER RESOLVED, that effective upon the Effective Date the following persons are elected to the Board of Directors of the motion picture subsidiary:

       Charles C. Bailey         Larry Epstein               George T. Lindsey      A.Robert Sobolik

       Fred Baron                   Linda Fausey               Robert Lisnow             Alex Trebek

       Robert Capps               John D. Foley              Charles Newrith           Benjamin Whitfield

       Shirley Curtis               Paul D. Hancock          Lewis O'Neil                 John R. Woodward

FURTHER RESOLVED, the Company's Board of Directors or any committee authorized by the Board is authorized to negotiate with Paul D. Hancock regarding: (1) amendment and/or restatement of his Employment Agreement and (2) the cancellation, transfer or exchange of some of his shares to enable enough authorized but unissued shares to be available for issuance pursuant to the Share Exchange Agreement.  The Officers of the Company are authorized to sign that amended and/or restated Employment Agreement and cancel those shares.

       IN WITNESS WHEREOF, the undersigned has executed these Consent Resolutions as of the date set forth below

____________________________________________                Date: January 20, 2006

Print Name:_________________________________

Number of Shares of Common Stock: _____________

EXHIBIT B

SECTIONS 761 THROUGH 774

 OF THE MICHIGAN BUSINESS CORPORATION ACT

REGARDING DISSENTERS' RIGHTS

450.1761 Definitions.

Sec. 761. As used in sections 762 to 774:

(a) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving corporation by merger of that issuer.

(c) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 762 and who exercises that right when and in the manner required by sections 764 through 772.

(d) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(e) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(f) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(g) "Shareholder" means the record or beneficial shareholder.

450.1762 Right of shareholder to dissent and obtain payment for shares.

Sec. 762. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 703a or 736(5) or the articles of incorporation and the shareholder is entitled to vote on the merger, or the corporation is a subsidiary that is merged with its parent under section 711.

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order.

(d) An amendment of the articles of incorporation giving rise to a right to dissent pursuant to section 621.

(e) A transaction giving rise to a right to dissent pursuant to section 754.

(f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(g) The approval of a control share acquisition giving rise to a right to dissent pursuant to section 799.

(2) Unless otherwise provided in the articles of incorporation, bylaws, or a resolution of the board, a shareholder may not dissent from any of the following:

(a) Any corporate action set forth in subsection (1)(a) to (e) as to shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, on the record date fixed to vote on the corporate action or on the date the resolution of the parent corporation's board is adopted in the case of a merger under section 711 not requiring shareholder vote under section 713.

(b) A transaction described in subsection (1)(a) in which shareholders receive cash or shares that satisfy the requirements of subdivision (a) on the effective date of the merger or any combination thereof.

(c) A transaction described in subsection (1)(b) in which shareholders receive cash or shares that satisfy the requirements of subdivision (a) on the effective date of the share exchange or any combination thereof.

(d) A transaction described in subsection (1)(c) that is conducted pursuant to a plan of dissolution providing for distribution of substantially all of the corporation's net assets to shareholders in accordance with their respective interests within 1 year after the date of closing of the transaction, where the transaction is for cash or shares that satisfy the requirements of subdivision (a) on the date of closing or any combination thereof.

(3) A shareholder entitled to dissent and obtain payment for his or her shares pursuant to subsection (1)(a) to (e) may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(4) A shareholder who exercises his or her right to dissent and seek payment for his or her shares pursuant to subsection (1)(f) may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

450.1763 Rights of partial dissenter; assertion of dissenters' rights by beneficial shareholder.

Sec. 763. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any 1 person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if all of the following apply:

(a) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

(b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

450.1764 Corporate action creating dissenters' rights; vote of shareholders; notice.

Sec. 764. (1) If proposed corporate action creating dissenters' rights under section 762 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this act and shall be accompanied by a copy of sections 761 to 774.

(2) If corporate action creating dissenters' rights under section 762 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 766. A shareholder who consents to the corporate action is not entitled to assert dissenters' rights.

450.1765 Notice of intent to demand payment for shares.

Sec. 765. (1) If proposed corporate action creating dissenters' rights under section 762 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated and must not vote his or her shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment for his or her shares under this act.

450.1766 Dissenters' notice; delivery to shareholders; contents.

Sec. 766. (1) If proposed corporate action creating dissenters' rights under section 762 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 765.

(2) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must provide all of the following:

(a) State where the payment demand must be sent and where and when certificates for shares represented by certificates must be deposited.

(b) Inform holders of shares without certificates to what extent transfer of the shares will be restricted after the payment demand is received.

(c) Supply a form for the payment demand that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares before the date.

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (1) notice is delivered.

450.1767 Duties of shareholder sent dissenter's notice; retention of rights; failure to demand payment or deposit share certificates.

Sec. 767. (1) A shareholder sent a dissenter's notice described in section 766 must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 766(2)(c), and deposit his or her certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his or her share certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this act.

450.1768 Restriction on transfer of shares without certificates; retention of rights.

Sec. 768. (1) The corporation may restrict the transfer of shares without certificates from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 770.

(2) The person for whom dissenters' rights are asserted as to shares without certificates retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

450.1769 Payment by corporation to dissenter; accompanying documents.

Sec. 769. (1) Except as provided in section 771, within 7 days after the proposed corporate action is taken or a payment demand is received, whichever occurs later, the corporation shall pay each dissenter who complied with section 767 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2) The payment must be accompanied by all of the following:

(a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and if available the latest interim financial statements.

(b) A statement of the corporation's estimate of the fair value of the shares.

(c) An explanation of how the interest was calculated.

(d) A statement of the dissenter's right to demand payment under section 772.

450.1770 Return of deposited certificates and release of transfer restrictions; effect of corporation taking proposed action.

Sec. 770. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on shares without certificates.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 766 and repeat the payment demand procedure.

450.1771 Election to withhold payment from dissenter; offer to pay estimated fair value of shares, plus accrued interest; statements; explanation.

Sec. 771. (1) A corporation may elect to withhold payment required by section 769 from a dissenter unless he or she was the beneficial owner of the shares before the date set forth in the dissenters' notice pursuant to section 766(2)(c).

(2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who shall agree to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 772.

450.1772 Demand for payment of dissenter's estimate or rejection of corporation's offer and demand for payment of fair value and interest due; waiver.

Sec. 772. (1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 769, or reject the corporation's offer under section 771 and demand payment of the fair value of his or her shares and interest due, if any 1 of the following applies:

(a) The dissenter believes that the amount paid under section 769 or offered under section 771 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b) The corporation fails to make payment under section 769 within 60 days after the date set for demanding payment.

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on shares without certificates within 60 days after the date set for demanding payment.

(2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his or her shares.

450.1773 Petitioning court to determine fair value of shares and accrued interest; failure of corporation to commence proceeding; venue; parties; service; jurisdiction; appraisers; discovery rights; judgment.

Sec. 773. (1) If a demand for payment under section 772 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the circuit court of the county in which the corporation's principal place of business or registered office is located. If the corporation is a foreign corporation without a registered office or principal place of business in this state, it shall commence the proceeding in the county in this state where the principal place of business or registered office of the domestic corporation whose shares are to be valued was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 771.

450.1773a Referee; appointment; powers; compensation; duties; objections to report; application to court for action; adoption, modification, or recommitment of report; further evidence; judgment; review.

Sec. 773a. (1) In a proceeding brought pursuant to section 773, the court may, pursuant to the agreement of the parties, appoint a referee selected by the parties and subject to the approval of the court. The referee may conduct proceedings within the state, or outside the state by stipulation of the parties with the referee's consent, and pursuant to the Michigan court rules. The referee shall have powers that include, but are not limited to, the following:

(a) To hear all pretrial motions and submit proposed orders to the court. In ruling on the pretrial motion and proposed orders, the court shall consider only those documents, pleadings, and arguments that were presented to the referee.

(b) To require the production of evidence, including the production of all books, papers, documents, and writings applicable to the proceeding, and to permit entry upon designated land or other property in the possession or control of the corporation.

(c) To rule upon the admissibility of evidence pursuant to the Michigan rules of evidence.

(d) To place witnesses under oath and to examine witnesses.

(e) To provide for the taking of testimony by deposition.

(f) To regulate the course of the proceeding.

(g) To issue subpoenas, when a written request is made by any of the parties, requiring the attendance and testimony of any witness and the production of evidence including books, records, correspondence, and documents in the possession of the witness or under his or her control, at a hearing before the referee or at a deposition convened pursuant to subdivision (e). In case of a refusal to comply with a subpoena, the party on whose behalf the subpoena was issued may file a petition in the court for an order requiring compliance.

(2) The amount and manner of payment of the referee's compensation shall be determined by agreement between the referee and the parties, subject to the court's allocation of compensation between the parties at the end of the proceeding pursuant to equitable principles, notwithstanding section 774.

(3) The referee shall do all of the following:

(a) Make a record and reporter's transcript of the proceeding.

(b) Prepare a report, including proposed findings of fact and conclusions of law, and a recommended judgment.

(c) File the report with the court, together with all original exhibits and the reporter's transcript of the proceeding.

(4) Unless the court provides for a longer period, not more than 45 days after being served with notice of the filing of the report described in subsection (3), any party may serve written objections to the report upon the other party. Application to the court for action upon the report and objections to the report shall be made by motion upon notice. The court, after hearing, may adopt the report, may receive further evidence, may modify the report, or may recommit the report to the referee with instructions. Upon adoption of the report, judgment shall be entered in the same manner as if the action had been tried by the court and shall be subject to review in the same manner as any other judgment of the court.

450.1774 Costs of appraisal proceeding.

Sec. 774. (1) The court in an appraisal proceeding commenced under section 773 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 772.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable in the following manner:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 764 through 772.

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this act.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees paid out of the amounts awarded the dissenters who were benefited.

EXHIBIT C

FORM OF DISSENTER'S DEMAND NOTICE

If a shareholder desires to dissent from the Share Exchange and be paid the fair value of the shareholder's shares, then the shareholder must deliver to the Company on or before March 3, 2006 both: (1)this Dissenter's Demand Notice and (2) the certificates for all of the shareholder's shares.  Those items must be sent to:

World Wide Motion Pictures Corporation

2120 Main St., Suite 180,

Huntington Beach, CA 92648

This Dissenter's Demand Notice and those certificates will need to be received by the Company on or before March 3, 2006 or the right to dissent with respect to those shares will be lost.

Identification of shareholder exercising dissenter's rights:

Name(s)                 __________________________________________

Address:                __________________________________________

                                __________________________________________

The total number of shares of common stock owned by the shareholder(s) for which dissenter's rights are being asserted is:

       ____________________________________

Are those shares held in the shareholder's name or in the name of a broker or other nominee?

       Yes [__]    No [__]

NOTE: If any of those shares are held in the name of a broker or other nominee, that broker or other nominee must sign this Demand Form.

The undersigned hereby certifies that he/she/it acquired the shares of the Company before October 18, 2005, the date of the first announcement to news media or to shareholders of the terms of the proposed Share Exchange.

       Yes [__]    No [__]

The undersigned understands that the Company's estimate of the fair value of the shares which are the subject of this notice is $0.03 per share of common stock.  The undersigned hereby accepts the Company's offer to pay that amount:

       Yes [__]    No [__]

If the shareholder does not agree with the Company's estimate of the fair value of the shares, the shareholder will have the right under Section 772 of the Michigan Business Corporation Act ("MBCA") to notify the Company in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of that amount, less any payment made by the Company.  A copy of the dissent and appraisal provisions of the MBCA (including Section 772 referenced above) is attached as Exhibit B to the Information Statement to which this Dissenter's Demand Notice is attached. Any shareholder that desires to exercise rights under Section 772 should be aware of the deadlines and other restrictions set forth in that section and the other provisions of the MBCA set forth in Exhibit B.

Dated: _______________, 2006.

INDIVIDUAL SHAREHOLDERS:

___________________________________                     ____________________________________

Signature                                                  Signature

___________________________________                     ____________________________________

Print Name                                                Print Name

ENTITY SHAREHOLDERS:

_____________________________________

 Name of Entity

By:    __________________________________

          Signature of Officer

          ______________________________________

          Print Title

CONSENT OF BROKER OR OTHER NOMINEE

Pursuant to the provisions of Section 763 of the MBCA, the undersigned broker or other nominee that is the record shareholder of the shares owned by the above referenced beneficial shareholder hereby consents to the actions of the beneficial shareholder in making the demand set forth in this Dissenter's Right Demand Notice.

Dated: _______________, 2006.

_____________________________________

 Name of Entity

By:    __________________________________

          Signature of Officer

          ______________________________________

          Print Title